UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2020

AIRCASTLE LIMITED
(Exact Name of Registrant as Specified in Charter)

Bermuda	001-32959	98-0444035
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

c/o Aircastle Advisor LLC 201 Tresser Blvd, Suite 400 Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip code)

(203) 504-1020
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	AYR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events.

As previously reported, on November 5, 2019, Aircastle Limited, a Bermuda exempted company (the “Company” or “Aircastle”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), with MM Air Limited, a Bermuda exempted company (“Parent”), and MM Air Merger Sub Limited, a Bermuda exempted company and wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of Parent (the “Merger”). Parent and Merger Sub are affiliates of Marubeni Corporation and Mizuho Leasing Company, Limited. In connection with the Merger, Aircastle filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement, dated January 23, 2020 (the “Definitive Proxy Statement”), and commenced mailing the Definitive Proxy Statement to shareholders of Aircastle on or about January 29, 2020.

As of the date of this Current Report on Form 8-K, Aircastle is aware of seven lawsuits that have been filed by purported Aircastle shareholders against Aircastle and its directors and certain of its officers, challenging the transactions contemplated by the Merger Agreement. On December 18, 2019, a purported shareholder of Aircastle filed a lawsuit against Aircastle and its directors and certain of its officers in the United States District Court for the Southern District of New York, captioned David Younge v. Aircastle Limited, et al., Case No. 1:19-cv-11574. Also on December 18, 2019, a purported shareholder of Aircastle filed a putative class action lawsuit against Aircastle and its directors in the United States District Court for the District of Delaware, captioned Jordan Rosenblatt v. Aircastle Limited, et al., Case No. 1:19-cv-02295. On January 3, 2020, a purported shareholder of Aircastle filed a lawsuit against Aircastle and its directors in the United States District Court for the District of Connecticut, captioned Ruda Anderson v. Aircastle Limited, et al., Case No. 3:20-cv-00017. On January 21, 2020, a purported shareholder of Aircastle filed a lawsuit against Aircastle and its directors in the United States District Court for the Eastern District of New York, captioned Sherie Johnson v. Aircastle Limited, et al., Case No. 1:20-cv-00334. On January 28, 2020, a purported shareholder of Aircastle filed a lawsuit against Aircastle and its directors in the United States District Court for the Southern District of New York, captioned Howard Shoemaker v. Aircastle Limited, et al., Case No. 1:20-cv-00746. On February 14, 2020, a purported shareholder of Aircastle filed a lawsuit against Aircastle and its directors in the United States District Court for the Southern District of New York, captioned Marc Podems v. Aircastle Limited, et al., Case No. 1:20-cv-01319. These six complaints allege that, among other things, the defendants violated Sections 14(a) and 20(a) of the Securities Exchange Act of 1934, as amended, and SEC Rule 14d-9 by omitting or misrepresenting certain allegedly material information in the proxy statement. These complaints seek, among other things, (i) injunctive relief preventing the consummation of the proposed transaction, (ii) rescissory damages or rescission in the event the proposed transaction is consummated and (iii) plaintiffs’ attorneys’ and experts’ fees.

On January 2, 2020, a purported shareholder of Aircastle filed a putative class action lawsuit against Aircastle and its directors in the Superior Court of Connecticut, Judicial District of Stamford-Norwalk, captioned Daniel Hotop v. Aircastle Limited, et al., Case No. FST-CV20-6045115 (the “Hotop Complaint”). The Hotop Complaint alleges that the directors breached their fiduciary duties by (i) entering into the proposed transaction through a flawed process, (ii) accepting an unfair price and (iii) filing a materially deficient proxy statement. The Hotop Complaint seeks, among other things, (a) injunctive relief preventing the consummation of the proposed transaction, (b) rescissory damages or rescission in the event the proposed transaction is consummated, (c) declaratory relief that the Merger Agreement is unenforceable, (d) a judgment directing Aircastle to commence a new sale process, (e) damages and (f) plaintiff’s attorneys’ and experts’ fees.

The seven lawsuits are collectively referred to as the “Merger Litigation.”

The Company believes that the claims asserted in the Merger Litigation are without merit and that no supplemental disclosure is required under applicable laws. However, in order to reduce the risk of the Merger Litigation delaying or adversely affecting the Merger and to minimize the costs, risks and uncertainties inherent in litigation, and without admitting any liability or wrongdoing, the Company has determined to voluntarily supplement the Definitive Proxy Statement by providing the additional information presented below in this Current Report on Form 8-K. Nothing in this Current Report on Form 8-K shall be deemed an admission of the legal necessity or materiality under applicable laws of any of the disclosures set forth herein. To the contrary, the Company specifically denies all allegations in the Merger Litigation that any additional disclosure was or is required.

This Current Report on Form 8-K will not affect the merger consideration to be received by shareholders of the Company in connection with the Merger, or the timing of the special general meeting of the Company’s shareholders scheduled for March 6, 2020, at 11:00 a.m., Eastern Time, at the Company’s offices, located at 201 Tresser Boulevard, Stamford, CT 06901. The Company’s board of directors continues to recommend that the Company’s shareholders vote “FOR” the proposal to approve and adopt the Merger Agreement, the related statutory merger agreement and the consummation of the transactions contemplated thereby, including the Merger, and “FOR” the other proposals being considered at the special general meeting.

Supplemental Disclosures to Definitive Proxy Statement in
Connection with the Merger Litigation

The additional disclosures (the “supplemental disclosures”) in this Current Report on Form 8-K supplement the disclosures contained in the Definitive Proxy Statement and should be read in conjunction with the disclosures contained in the Definitive Proxy Statement, which in turn should be read in its entirety. To the extent that information set forth in the supplemental disclosures differs from or updates information contained in the Definitive Proxy Statement, the information in this Current Report on Form 8-K shall supersede or supplement the applicable information contained in the Definitive Proxy Statement. All page references are to the Definitive Proxy Statement, and capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Definitive Proxy Statement.

1.           The disclosure in the fifth paragraph on page 19 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

At this meeting, the Company Directors determined that it was in the best interests of the Company to proceed with the exploration of a potential sale transaction. The Company Directors discussed with representatives of Skadden and Citi and considered that the preliminary discussions with both the Marubeni Consortium and Party A would value the Company above its book value and that for the past several years the Company’s stock price had not been as high as the price levels discussed with the Marubeni Consortium and Party A. The Company Directors, among other things, (i) established a Transaction Committee consisting of Peter V. Ueberroth, Michael J. Cave, Douglas A. Hacker and Charles W. Pollard; (ii) granted the Transaction Committee, subject to any further direction that may be provided by the Company Directors from time to time, the authority to (A) review, consider and evaluate the strategic transactions and make recommendations to the Board of Directors with respect thereto, (B) oversee the negotiations of expressions of interest in respect of the strategic transactions and any definitive documentation related thereto and (C) provide direction and guidance to management of the Company on the conduct of the process for the evaluation of any strategic transactions (provided that, the Transaction Committee did not have the authority to approve any binding definitive agreement for a strategic transaction on behalf of the Company because the Company Directors determined that the full Board of Directors (other than the Marubeni Directors) should retain the authority to approve any binding definitive agreement for a strategic transaction); (iii) authorized Company management and other personnel of the Company to assist and advise the Transaction Committee with respect to the strategic transactions; and (iv) authorized the Company to retain Citi as its financial advisor in connection with a possible strategic transaction. Each of the members of the Transaction Committee was selected based upon his experience as a board member in reviewing similar transactions and based on the fact that he (i) is not an employee of the Company or any of its subsidiaries, (ii) is not affiliated with the Marubeni Consortium or its affiliates or any of the other bidders and (iii) has no financial interest in the merger that is different from that of the Company’s unaffiliated shareholders, other than as discussed below under the heading “Special Factors—Interests of the Company’s Directors and Executive Officers in the Merger” beginning on page 43.

2.           The disclosure in the final paragraph on page 20 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

Also on October 10, 2019, representatives of Citi met telephonically with representatives of Party C to discuss Party C’s interest in exploring a potential strategic transaction. In response to the Company’s October 6, 2019 inquiry regarding whether Party C would be interested in exploring a potential transaction with the Company at a premium to the Company’s book value, Party C indicated that it would not be able to pay a price for an acquisition of the Company at or above the Company’s book value per share, and inquired whether the Company would be interested in pursuing a partial asset sale transaction rather than a sale of the Company. Representatives of Citi informed representatives of Party C that a potential partial asset sale transaction would likely not maximize value for the Company’s shareholders compared to a whole company transaction. The Company Directors believed, after a thorough review of, and based on the Company Directors’ knowledge of, Aircastle’s current and historical financial condition, results of operations, prospects, business strategy, competitive position, industry trends, long-term strategic goals and opportunities, properties and assets, including the potential impact of those factors on the trading price of Aircastle’s common shares, and discussions with Aircastle’s senior management and outside financial and legal advisors, that the value to be provided to Aircastle’s shareholders pursuant to a sale of the entire company would be substantially higher than the potential value that might reasonably be expected to result from remaining an independent public company or entering into other strategic transactions such as other business combinations, acquisitions, dispositions, internal restructurings, joint ventures or minority investments, including a potential partial asset sale transaction. Additionally, the Company Directors took into account that a partial asset sale transaction would have adverse tax consequences for the Company’s shareholders relative to a sale of the entire company. The next day, representatives of Party C contacted representatives of Citi and stated that Party C was not interested in pursuing a potential acquisition of the Company at a price at or above the Company’s book value per share.

3.           The disclosure in the sixth paragraph on page 21 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

On October 16, 2019, the Transaction Committee met telephonically, with certain Company officers and representatives of Skadden and Citi participating, to discuss the status of discussions with each of the potential bidders and next steps with each party and timing for the process. The Transaction Committee also discussed with representatives of Citi and considered the Company’s standalone business prospects in the absence of a strategic transaction and the potential risks to Aircastle of remaining as an independent public company, including risks and uncertainties relating to (i) successfully implementing Aircastle’s growth plans and achieving its financial projections in light of the uncertainties associated with executing on Aircastle’s business strategy, including risks and uncertainties in the U.S. and global economy generally and the aviation leasing industry specifically and risks and uncertainties related to the current stage of the economic cycle and macroeconomic challenges that could result in a market downturn in the coming months or years; and (ii) the increasing importance of operational scale and financial resources in maintaining efficiency and remaining competitive in the aviation leasing industry. Representatives of Citi advised the Transaction Committee that Party C and other private equity bidders would not likely pay significantly above the indications of value the Company had previously received from Party A, and the hypothetical indicative value from the Marubeni Consortium. The Transaction Committee also considered whether to grant a waiver and the timing of delivering the waiver of the Marubeni Standstill if the Transaction Committee determines to deliver the waiver, and the risk that publicly disclosing that Marubeni is interested in a possible transaction may dissuade other bidders. The Transaction Committee discussed with representatives of Citi and considered the scope of the Company’s outreach to other potential bidders and whether there was any benefit to expanding the process to include additional potential third parties at that time, and weighed that against the potential risks of contacting additional parties, including that such a process could lead to leaks that would harm the Company and potentially dissuade bidders from proceeding with a potential transaction and reduce the value that could be obtained in a transaction, as well as the low likelihood that other parties would be interested in a transaction at a premium to book value. The Transaction Committee determined to continue the existing process without reaching out to other third parties at that time. Additionally, the Transaction Committee discussed and determined to grant at the appropriate time a limited waiver of the Marubeni Standstill for 90 days solely to allow Marubeni, either alone or in concert with Mizuho Leasing, to make an offer or proposal to the Board of Directors or the Company’s senior management to acquire all of the outstanding Company common shares (the “Standstill Waiver”).

4.           The disclosure in the first paragraph on page 23 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline):

From October 24, 2019 to October 31, 2019, certain Company officers and Citi received in-bound requests for information and preliminary inquiries regarding a strategic transaction from seven separate financial sponsors. The Transaction Committee and representatives of Citi discussed the response that Citi should deliver to each third party. At the direction of the Transaction Committee, representatives of Citi delivered the same message to each of these parties that the Company would welcome their participation in a process if they were in a position to offer a price that was at a premium to the Company’s book value per share. Representatives of Citi informed each of these parties that the Company would provide preliminary due diligence information and that if their price was at a premium to book value per share, the Company would include such parties in the process and provide additional due diligence information, subject to entering into a confidentiality agreement. After further discussions between representatives of Citi and each of these parties regarding whether the parties would participate in the process in accordance with the parameters described above, none of the third parties pursued a transaction or made a proposal.

5.           The section of the Definitive Proxy Statement entitled “Special Factors–Opinion of Citigroup Global Markets Inc.–Discounted Dividends Analysis” beginning on page 34 is hereby amended and restated as follows (with the new text in underline):

Citi performed a dividend discount analysis of Aircastle to calculate implied equity values per share of Company common shares based on estimated present values of (i) the dividends distributable by Aircastle during the period from October 1, 2019 through December 31, 2023 based on the Aircastle Projections and (ii) illustrative terminal values for Aircastle as of December 31, 2023. The amount of dividends distributable by Aircastle during the projection period – which assumed that Aircastle would pay dividends of $17 million in the aggregate in the fourth quarter of 2019, dividends of $8 million in the aggregate in 2020, dividends of $13 million in the aggregate in 2021, dividends of $90 million in the aggregate in 2022 and dividends of $162 million in the aggregate in 2023 – reflected the assumption that all excess capital would be distributed to shareholders, with excess capital calculated, at the direction of Aircastle management, on the basis that Aircastle’s gross debt to equity would equal 2.5x. Citi calculated a range of illustrative terminal values for Aircastle as of December 31, 2023 by applying a range of price to book value exit multiples of 0.8x to 1.0x, which Citi selected based on its professional judgment and experience and the information observed for the selected companies as described above under “Opinion of Citigroup Global Markets Inc.—Selected Companies Analysis”, as well as similar information for Aircastle, to Aircastle’s estimated book value as of December 31, 2023 as reflected in the Aircastle Projections. Citi calculated estimated present values of the dividends distributable by Aircastle during the projection period and illustrative terminal values using discount rates ranging from 8.1% to 9.4%. This range of discount rates was selected by Citi based upon an analysis of Aircastle’s cost of equity, which Citi performed utilizing the capital asset pricing model with inputs that Citi determined were relevant based on publicly available data and Citi’s professional judgment.  The analysis implied an equity value per share for the Company common shares of $22.70 to $29.00, which Citi compared to the Merger Consideration of $32.00 per Company common share.

6.           The section of the Definitive Proxy Statement entitled “Special Factors–Opinion of Citigroup Global Markets Inc.–Other Presentations by Citi” beginning on page 36 is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

In addition to the presentation made to the Board of Directors (other than the Marubeni Directors) on November 5, 2019, the date on which Citi delivered its fairness opinion, as described above, Citi made ~~one~~ (i) three other written and oral ~~presentation~~ presentations to the Board of Directors (other than the Marubeni Directors) that ~~is materially~~ are related to the transactions contemplated by the Merger Agreement on October 4, 2019, October 28, 2019 and November 4, 2019 and (ii) two other written and oral presentations to the Transaction Committee that are related to the transactions contemplated by the Merger Agreement on October 16, 2019 and October 27, 2019, which ~~is~~ are collectively referred to as the preliminary Citi ~~presentation~~ presentations. The October 27, 2019 written presentation to the Transaction Committee was identical to the October 28, 2019 written presentation to the Board of Directors. Copies of the preliminary Citi ~~presentation~~ presentations and the November 5, 2019 Citi presentation have been attached as exhibits to the Schedule 13E-3 filed with the SEC with respect to the proposed merger. These written presentations will be available for any interested shareholder of Aircastle to inspect and copy at Aircastle’s offices during regular business hours.

None of these other written and oral presentations by Citi, alone or together, constitutes an opinion of Citi with respect to the Merger Consideration. The information contained in the preliminary Citi ~~presentation~~ presentations is substantially similar to the information provided in Citi’s written presentation to the Board of Directors (other than the Marubeni Directors) on November 5, 2019.

Each of the analyses performed in the preliminary Citi ~~presentation~~ presentations was subject to further updating and subject to the final analyses presented to the Board of Directors (other than the Marubeni Directors) on November 5, 2019 by Citi. Each of these analyses was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Citi as of, the dates on which Citi performed such analyses. Accordingly, the results of the financial analyses may have differed due to changes in those conditions and other information, and the preliminary Citi ~~presentation~~ presentations did not contain all of the financial analyses included in the November 5, 2019 presentation.

7.           The disclosure in the second paragraph of the section of the Definitive Proxy Statement entitled “Special Factors–Opinion of Citigroup Global Markets Inc.–Miscellaneous” on page 36 is hereby amended and restated as follows (with the new text in underline):

As the Board of Directors (other than the Marubeni Directors) also was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide certain investment banking services to Marubeni and Mizuho Leasing, affiliates of Parent, and their respective affiliates unrelated to the proposed merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi’s opinion, having acted as co-manager and/or joint bookrunner in connection with certain bond offerings of, and as lender to, Marubeni and Mizuho Financial Group, Inc., an affiliate of Mizuho Leasing.  For the services described above for Marubeni and Mizuho Leasing, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees of approximately $2.3 million. As the Board of Directors (other than the Marubeni Directors) also was aware, Citi and its affiliates in the past have provided, currently are providing and in the future may provide certain investment banking services to Aircastle and its affiliates unrelated to the proposed merger, for which services Citi and such affiliates have received and expect to receive compensation, including, without limitation, during the two-year period prior to the date of Citi’s opinion, having acted as joint bookrunner in connection with an offering of equity securities of Aircastle and as bookrunner in connection with certain bond offerings and loans of Aircastle. For the services described above for Aircastle, Citi and its affiliates received, during the two-year period prior to the date of Citi’s opinion, aggregate fees of approximately $2.5 million. Other than for the services described above, during the two-year period prior to the date of Citi’s opinion, Citi and its affiliates have not provided investment banking services to Aircastle for which Citi and its affiliates received fees. In the ordinary course of Citi’s business, Citi and its affiliates may actively trade or hold the securities of Aircastle, Parent, Marubeni and Mizuho Leasing and their respective affiliates for Citi’s own account or for the account of Citi’s customers and, accordingly, may at any time hold a long or short position in such securities. In addition, Citi and its affiliates (including Citigroup Inc. and its affiliates) may maintain relationships with Aircastle, Parent, Marubeni, Mizuho Leasing and their respective affiliates.

8.           To reflect an update that occurred after the Definitive Proxy Statement was filed, the disclosure in the final paragraph on page 45 of the Definitive Proxy Statement is hereby amended and restated as follows (with the new text in underline and the stricken language removed):

In addition, the Company has reserved the right to make all applicable determinations in the ordinary course of business consistent with past practice with respect to the payment of annual bonuses in respect of 2019. Specifically, the Company may pay out the cash portion of the annual bonuses in respect of 2019 to bonus-eligible employees (including the Company’s executive officers) in the ordinary course of business consistent with past practice (but in any event prior to the effective time); provided that the equity-based portion of the annual bonuses that would normally be paid in the form of a time-based equity award to such bonus-eligible employees (including the Company’s executive officers) must be paid in the form of a restricted cash award that will vest and be paid ~~no earlier than 18 months following the grant date~~ in accordance with the following schedule: 1/3 of the restricted cash awards will vest and be paid on February 15, 2021, 1/3 will vest and be paid on February 15, 2022, and 1/3 will vest and be paid on February 15, 2023, and will be subject to the same double-trigger termination protections applicable to the annual time-based equity awards granted by the Company in the ordinary course of business consistent with past practice. The actual time-based vesting schedule of such restricted cash awards will be determined by the Company following reasonable consultation with Parent at the time of grant.

Cautionary Statement Regarding Forward Looking Statements

Certain statements in this Form 8-K are forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “may,” “will,” “would,” “could,” “should,” “seeks,” “estimates” and variations on these words and similar expressions are intended to identify such forward-looking statements.

All statements, other than historical facts, including statements regarding the expected timing of the closing of the transaction; the ability of the parties to complete the transaction considering the various closing conditions; the expected benefits of the transaction; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (i) one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction, or that the required approval of the Merger Agreement by the shareholders of Aircastle may not be obtained; (ii) the business of Aircastle may suffer as a result of uncertainty surrounding the transaction and there may be challenges with employee retention as a result of the pending transaction; (iii) the transaction may involve unexpected costs, liabilities or delays; (iv) legal proceedings may be initiated related to the transaction; (v) changes in economic conditions, political conditions and changes in laws or regulations may occur; (vi) an event, change or other circumstance may occur that could give rise to the termination of the Merger Agreement (including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement); and (vii) other risk factors as detailed from time to time in Aircastle’s reports filed with the SEC, including Aircastle’s 2019 Annual Report on Form 10-K, which are available on the SEC’s Web site (www.sec.gov). There can be no assurance that the Merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the Merger will be realized.

In addition, new risks and uncertainties emerge from time to time, and it is not possible for Aircastle to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this document. Aircastle expressly disclaims any obligation to revise or update publicly any forward-looking statement to reflect future events or circumstances.

Additional Information and Where to Find It

In connection with the proposed Merger, Aircastle has filed relevant materials with the SEC, including a Definitive Proxy Statement on Schedule 14A that Aircastle filed on January 23, 2020, and Aircastle and certain other persons, including Marubeni Corporation, have filed a Schedule 13E-3 transaction statement with the SEC. Following the filing of the Definitive Proxy Statement with the SEC, Aircastle mailed the Definitive Proxy Statement and a proxy card to each shareholder entitled to vote at the special general meeting relating to the proposed Merger. INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THE SCHEDULE 13E-3 BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors may obtain the Definitive Proxy Statement, as well as other filings containing information about Aircastle, free of charge, from the SEC’s Web site (www.sec.gov). Investors may also obtain Aircastle’s SEC filings in connection with the transaction, free of charge, by directing a request to Aircastle Limited, Attention: Investor Relations, 201 Tresser Boulevard, Suite 400, Stamford, CT 06901.

Participants in the Merger Solicitation

Aircastle and its directors, executive officers and employees and certain other persons may be deemed to be participants in the solicitation of proxies in respect of the transaction. Information regarding Aircastle’s directors and executive officers is available in its definitive proxy statement for its 2019 annual meeting of shareholders filed with the SEC on April 4, 2019. Other information regarding the interests of the participants in the proxy solicitation is included in the Definitive Proxy Statement. These documents can be obtained free of charge from the sources indicated above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aircastle Limited

Date: February 21, 2020	By:	/s/ Aaron Dahlke
Name: Aaron Dahlke
Title: Chief Financial Officer